JOHN HANCOCK TAX-EXEMPT SERIES FUND
CLASS A SHARES
DISTRIBUTION PLAN PURSUANT TO RULE 12b-1
July 1, 2009
     WHEREAS, John Hancock Tax-Exempt Series Fund (the “Trust”) is an open-end management investment company registered under the Investment Company Act of 1940, as amended (“1940 Act”), and offers for public sale shares of beneficial interest in several series (each series a “Fund”);
     WHEREAS, the shares of beneficial interest of each Fund are divided into one or more classes, one of which is designated Class A;
     WHEREAS, the Trust desires to adopt a plan pursuant to Rule 12b-1 under the 1940 Act for the Class A shares, and the Board of Trustees has determined that there is a reasonable likelihood that adoption of said plan will benefit Class A and its shareholders; and
     WHEREAS, the Trust has entered into a Distribution Agreement with John Hancock Funds, LLC (“John Hancock”) pursuant to which John Hancock has agreed to serve as Distributor of the Class A shares of each Fund of the Trust;
     NOW, THEREFORE, the Trust, with respect to the Class A shares, hereby adopts this Plan Pursuant to Rule 12b-1 (“Plan”) in accordance with Rule 12b-1 under the 1940 Act on the following terms and conditions:
     1. This Plan applies to the Fund(s) listed on Schedule A.
     2. A. The Class A shares of each Fund shall pay to John Hancock, as compensation for distribution of Class A shares and/or for providing services to Class A shareholders, a fee at the rate specified for that Fund on Schedule A, such fee to be calculated and accrued and paid daily or at such other intervals as the Board shall determine.
          B. The distribution and service fees payable hereunder are payable without regard to the aggregate amount that may be paid over the years, provided that, so long as the limitations set forth in Rule 2830 of the Conduct Rules (“Rule 2830”) of the Financial Industry Regulatory Authority (formerly the National Association of Securities Dealers, Inc.) remain in effect and apply to recipients of payments made under this Plan, the amounts paid hereunder shall not exceed those limitations, including permissible interest. Amounts expended in support of the activities described in Paragraph 3.B. of this Plan may be excluded in determining whether expenditures under the Plan exceed the appropriate percentage of new gross assets specified in Rule 2830. Amounts expended in support of the activities described in Paragraph 3.B. of this Plan will not exceed 0.25% of the Fund’s average daily net assets attributable to Class A shares.

     3. A. As Distributor of the Trust’s shares, John Hancock may spend such amounts as it deems appropriate on any activities or expenses primarily intended to result in the sale of Class A shares of the Funds, including, but not limited to, (i) compensation to selling firms and others (including affiliates of John Hancock) that engage in or support the sale of Class A shares of the Funds; and (ii) marketing, promotional and overhead expenses incurred in connection with the distribution of Class A shares of the Funds. John Hancock may use service fees to compensate selling firms and others for providing personal and account maintenance services to shareholders.
          B. John Hancock may spend such amounts as it deems appropriate on the administration and servicing of Class A shareholder accounts, including, but not limited to, responding to inquiries from shareholders or their representatives requesting information regarding matters such as shareholder account or transaction status, net asset value of shares, performance, services, plans and options, investment policies, portfolio holdings, and distributions and taxation thereof; and dealing with complaints and correspondence of shareholders; including compensation to organizations and employees who service Class A shareholder accounts, and expenses of such organizations, including overhead and telephone and other communications expenses.
     4. Amounts paid to the John Hancock by Class A shares of the Fund will not be used to pay the expenses incurred with respect to any other class of shares of the Fund; provided, however, that expenses attributable to the Fund as a whole will be allocated, to the extent permitted by law, according to a formula based upon gross sales dollars and/or average daily net assets of each such class, as may be approved from time to time by a vote of a majority of the Trustees. From time to time, a Fund may participate in joint distribution activities with other Funds and the costs of those activities will be borne by each Fund in proportion to the relative net asset value of each such participating Fund.
     5. Each Fund pays, and will continue to pay, a management fee to John Hancock Advisers, LLC (“JHA”) pursuant to a management agreement between the Fund and JHA. It is recognized that JHA may use its management fee revenue, as well as its past profits or its other resources from any other source, to make payments with respect to any expenses incurred in connection with the distribution of Class A shares, including the activities referred to in Paragraph 3 above. To the extent that the payment of management fees by the Fund to JHA should be deemed to be indirect financing of any activity primarily intended to result in the sale of Class A shares within the meaning of Rule 12b-1, then such payment shall be deemed to be authorized by this Plan.
     6. This Plan shall take effect on July 1, 2009 and shall continue in effect with respect to each Fund for successive periods of one year from its execution for so long as such continuance is specifically approved with respect to such Fund at least annually together with any related agreements, by votes of a majority of both (a) the Board of Trustees of the Trust and (b) those Trustees who are not “interested persons” of the Trust, as defined in the 1940 Act, and who have no direct or indirect financial interest in the operation of this Plan or any agreements related to it (the “Rule 12b-1 Trustees”), cast in person at a meeting or meetings called for the purpose of voting on this Plan and such related agreements; and only if the Trustees who approve

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the implementation or continuation of the Plan have reached the conclusion required by Rule 12b-1(e) under the 1940 Act.
     7. Any person authorized to direct the disposition of monies paid or payable by a Fund pursuant to this Plan or any related agreement shall provide to the Trust’s Board of Trustees and the Board shall review, at least quarterly, a written report of the amounts so expended and the purposes for which such expenditures were made.
     8. This Plan may be terminated without penalty with respect to a Fund at any time (a) by the vote of a majority of the Fund’s Board of Trustees, Independent Trustees, or by a vote of a majority of the Fund’s outstanding Class A shares, or (b) upon 60 days’ written notice to John Hancock. John Hancock may terminate the Plan without penalty with respect to any Fund upon 60 days’ written notice to the Fund.
     9. This Plan may not be amended to increase materially the amount of fees to be paid by any Fund hereunder unless such amendment is approved by a vote of a majority of the outstanding securities (as defined in the 1940 Act) of the Class A shares of that Fund, and no material amendment to the Plan shall be made unless such amendment is approved in the manner provided in Paragraph 6 hereof for annual approval.
     10. While this Plan is in effect, the selection and nomination of Trustees who are not interested persons of the Trust, as defined in the 1940 Act, shall be committed to the discretion of Trustees who are themselves not interested persons.
     11. The Trust shall preserve copies of this Plan and any related agreements for a period of not less than six years from the date of expiration of the Plan or agreement, as the case may be, the first two years in an easily accessible place; and shall preserve copies of each report made pursuant to Paragraph 5 hereof for a period of not less than six years from the date of such report, the first two years in an easily accessible place.
(THE REMAINDER OF THIS SPACE HAS BEEN INTENTIONALLY LEFT BLANK)

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     IN WITNESS WHEREOF, the Trust has executed this Plan, as amended, pursuant to Rule 12b-1 as of the day and year set forth below.

JOHN HANCOCK TAX-EXEMPT SERIES FUND
By:	/s/ Keith F. Hartstein
Keith F. Hartstein
President and Chief Executive Officer

Agreed and assented to: JOHN HANCOCK FUNDS, LLC
By:	/s/ Jeffrey H. Long
Jeffrey H. Long
Chief Financial Officer
DATE: July 1, 2009

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SCHEDULE A
     Class A shares of the following series of John Hancock Tax-Exempt Series Fund are subject to this Plan Pursuant to 12b-1, at the annual fee rates specified:

Series	Fee*
John Hancock Massachusetts Tax-Free Income Fund	0.30%

John Hancock New York Tax-Free Income Fund	0.30%

*	Expressed as a Percentage of Average Daily Net Assets of Class A shares
Dated as of: July 1, 2009

A-1

JOHN HANCOCK TAX-EXEMPT SERIES FUND
CLASS B SHARES
DISTRIBUTION PLAN PURSUANT TO RULE 12b-1
July 1, 2009
     WHEREAS, John Hancock Tax-Exempt Series Fund (the “Trust”) is an open-end management investment company registered under the Investment Company Act of 1940, as amended (“1940 Act”), and offers for public sale shares of beneficial interest in several series (each series a “Fund”);
     WHEREAS, the shares of beneficial interest of each Fund are divided into one or more classes, one of which is designated Class B;
     WHEREAS, the Trust desires to adopt a plan pursuant to Rule 12b-1 under the 1940 Act for the Class B shares, and the Board of Trustees has determined that there is a reasonable likelihood that adoption of said plan will benefit Class B and its shareholders; and
     WHEREAS, the Trust has entered into a Distribution Agreement with John Hancock Funds, LLC (“John Hancock”) pursuant to which John Hancock has agreed to serve as Distributor of the Class B shares of each Fund of the Trust;
     NOW, THEREFORE, the Trust, with respect to the Class B shares, hereby adopts this Plan Pursuant to Rule 12b-1 (“Plan”) in accordance with Rule 12b-1 under the 1940 Act on the following terms and conditions:
     1. This Plan applies to the Fund(s) listed on Schedule A.
     2. A. The Class B shares of each Fund shall pay to John Hancock, as compensation for distribution of Class B shares and/or for providing services to Class B shareholders, a fee at the rate specified for that Fund on Schedule A, such fee to be calculated and accrued and paid daily or at such other intervals as the Board shall determine.
          B. The distribution and service fees payable hereunder are payable without regard to the aggregate amount that may be paid over the years, provided that, so long as the limitations set forth in Rule 2830 of the Conduct Rules (“Rule 2830”) of the Financial Industry Regulatory Authority (formerly the National Association of Securities Dealers, Inc.) remain in effect and apply to recipients of payments made under this Plan, the amounts paid hereunder shall not exceed those limitations, including permissible interest. Amounts expended in support of the activities described in Paragraph 3.B. of this Plan may be excluded in determining whether expenditures under the Plan exceed the appropriate percentage of new gross assets specified in Rule 2830. Amounts expended in support of the activities described in Paragraph 3.B. of this Plan will not exceed 0.25% of the Fund’s average daily net assets attributable to Class B shares.

     3. A. As Distributor of the Trust’s shares, John Hancock may spend such amounts as it deems appropriate on any activities or expenses primarily intended to result in the sale of Class B shares of the Funds, including, but not limited to, (i) compensation to selling firms and others (including affiliates of John Hancock) that engage in or support the sale of Class B shares of the Funds; and (ii) marketing, promotional and overhead expenses incurred in connection with the distribution of Class B shares of the Funds. John Hancock may use service fees to compensate selling firms and others for providing personal and account maintenance services to shareholders.
          B. John Hancock may spend such amounts as it deems appropriate on the administration and servicing of Class B shareholder accounts, including, but not limited to, responding to inquiries from shareholders or their representatives requesting information regarding matters such as shareholder account or transaction status, net asset value of shares, performance, services, plans and options, investment policies, portfolio holdings, and distributions and taxation thereof; and dealing with complaints and correspondence of shareholders; including compensation to organizations and employees who service Class B shareholder accounts, and expenses of such organizations, including overhead and telephone and other communications expenses.
     4. Amounts paid to the John Hancock by Class B shares of the Fund will not be used to pay the expenses incurred with respect to any other class of shares of the Fund; provided, however, that expenses attributable to the Fund as a whole will be allocated, to the extent permitted by law, according to a formula based upon gross sales dollars and/or average daily net assets of each such class, as may be approved from time to time by a vote of a majority of the Trustees. From time to time, a Fund may participate in joint distribution activities with other Funds and the costs of those activities will be borne by each Fund in proportion to the relative net asset value of each such participating Fund.
     5. Each Fund pays, and will continue to pay, a management fee to John Hancock Advisers, LLC (“JHA”) pursuant to a management agreement between the Fund and JHA. It is recognized that JHA may use its management fee revenue, as well as its past profits or its other resources from any other source, to make payments with respect to any expenses incurred in connection with the distribution of Class B shares, including the activities referred to in Paragraph 3 above. To the extent that the payment of management fees by the Fund to JHA should be deemed to be indirect financing of any activity primarily intended to result in the sale of Class B shares within the meaning of Rule 12b-1, then such payment shall be deemed to be authorized by this Plan.
     6. This Plan shall take effect on July 1, 2009 and shall continue in effect with respect to each Fund for successive periods of one year from its execution for so long as such continuance is specifically approved with respect to such Fund at least annually together with any related agreements, by votes of a majority of both (a) the Board of Trustees of the Trust and (b) those Trustees who are not “interested persons” of the Trust, as defined in the 1940 Act, and who have no direct or indirect financial interest in the operation of this Plan or any agreements related to it (the “Rule 12b-1 Trustees”), cast in person at a meeting or meetings called for the purpose of voting on this Plan and such related agreements; and only if the Trustees who approve the implementation or continuation of the Plan have reached the conclusion required by Rule 12b-1(e) under the 1940 Act.
     7. Any person authorized to direct the disposition of monies paid or payable by a Fund pursuant to this Plan or any related agreement shall provide to the Trust’s Board of Trustees and the Board shall review, at least quarterly, a written report of the amounts so expended and the purposes for which such expenditures were made.
     8. This Plan may be terminated without penalty with respect to a Fund at any time (a) by the vote of a majority of the Fund’s Board of Trustees, Independent Trustees, or by a vote of a majority of the Fund’s outstanding Class B shares, or (b) upon 60 days’ written notice to John Hancock. John Hancock may terminate the Plan without penalty with respect to any Fund upon 60 days’ written notice to the Fund.
     9. This Plan may not be amended to increase materially the amount of fees to be paid by any Fund hereunder unless such amendment is approved by a vote of a majority of the outstanding securities (as defined in the 1940 Act) of the Class B shares of that Fund, and no material amendment to the Plan shall be made unless such amendment is approved in the manner provided in Paragraph 6 hereof for annual approval.
     10. While this Plan is in effect, the selection and nomination of Trustees who are not interested persons of the Trust, as defined in the 1940 Act, shall be committed to the discretion of Trustees who are themselves not interested persons.
     11. The Trust shall preserve copies of this Plan and any related agreements for a period of not less than six years from the date of expiration of the Plan or agreement, as the case may be, the first two years in an easily accessible place; and shall preserve copies of each report made pursuant to Paragraph 5 hereof for a period of not less than six years from the date of such report, the first two years in an easily accessible place.
(THE REMAINDER OF THIS SPACE HAS BEEN INTENTIONALLY LEFT BLANK)

     IN WITNESS WHEREOF, the Trust has executed this Plan, as amended, pursuant to Rule 12b-1 as of the day and year set forth below.

JOHN HANCOCK TAX-EXEMPT SERIES FUND
By:	/s/ Keith F. Hartstein
Keith F. Hartstein
President and Chief Executive Officer

Agreed and assented to: JOHN HANCOCK FUNDS, LLC
By:	/s/ Jeffrey H. Long
Jeffrey H. Long
Chief Financial Officer
DATE: July 1, 2009

SCHEDULE A
     Class B shares of the following series of John Hancock Tax-Exempt Series Fund are subject to this Plan Pursuant to 12b-1, at the annual fee rates specified:

Series	Fee*
John Hancock Massachusetts Tax-Free Income Fund	1.00%

John Hancock New York Tax-Free Income Fund	1.00%

*	Expressed as a Percentage of Average Daily Net Assets of Class B shares
Dated as of: July 1, 2009

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